Filed Pursuant to Rule 424(b)(2)

Registration No. 333-282565

The Bank of Nova Scotia

$10,000,000 Callable Contingent Coupon Notes with Memory Coupon and Daily Close Monitoring Knock-In Due February 25, 2028

Linked to the Least Performing of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index

General

Any capitalized terms used but not defined in the following bullets have the meaning set forth under “Summary” in this pricing supplement.

￭The notes offered by this pricing supplement (the “Notes”) are unsubordinated and unsecured debt securities of The Bank of Nova Scotia (the “Bank”) and any payments on the Notes are subject to the credit risk of the Bank

￭Payments on the Notes are based on the performance of the Nasdaq-100 Index®, the Russell 2000® Index and the EURO STOXX 50® Index (each a “Reference Asset”)

￭The Bank may elect at its discretion, on or prior to any Call Observation Date (as specified under “Summary” below), to call the Notes (an “Issuer Call”) in whole, but not in part, regardless of the performance of the Reference Assets

￭If the Bank elects to call the Notes, you will receive a cash payment per Note on the related Call Settlement Date equal to the Principal Amount plus any Contingent Coupon otherwise payable on the corresponding Contingent Coupon Payment Date and any accrued Unpaid Contingent Coupons that have not yet been paid. Following an Issuer Call, no further payments will be made on the Notes.

￭If the Bank does not elect to call the Notes and the Closing Value of each Reference Asset on any Contingent Coupon Observation Date (as specified in this pricing supplement) is equal to or greater than its Contingent Coupon Barrier Value, you will receive a Contingent Coupon (as specified under “Summary” below) on the corresponding Contingent Coupon Payment Date, plus any Unpaid Contingent Coupons (as defined below) that have accrued and have not already been paid on a previous Contingent Coupon Payment Date

￭If the Bank does not elect to call the Notes and the Closing Value of any Reference Asset on any Contingent Coupon Observation Date prior to the Final Valuation Date is less than its Contingent Coupon Barrier Value, the Contingent Coupon with respect to such Contingent Coupon Observation Date will not be payable on the related Contingent Coupon Payment Date, will become an “Unpaid Contingent Coupon” and will be paid on the next Contingent Coupon Payment Date on which a Contingent Coupon otherwise becomes payable (if one occurs)

￭If the Bank does not elect to call the Notes prior to maturity, the Payment at Maturity will be based on (1) whether a Barrier Event has occurred and (2) the performance of the Reference Asset with the lowest percentage change from its Initial Value to its Final Value (the “Least Performing Reference Asset”); a “Barrier Event” will be deemed to have occurred if the Closing Value of any Reference Asset is less than its Barrier Value on any Trading Day during the period from, but excluding, the Trade Date to, and including, the Final Valuation Date (the “Monitoring Period”).

￭If the Bank does not elect to call the Notes prior to maturity and a Barrier Event has not occurred, you will receive the Principal Amount of your Notes on the Maturity Date, in addition to any Contingent Coupon due with respect to the Final Valuation Date and any accrued Unpaid Contingent Coupons that have not yet been paid

￭If the Bank does not elect to call the Notes prior to maturity and a Barrier Event has occurred:

oIf the Final Value of the Least Performing Reference Asset is equal to or greater than its Initial Value, you will receive the Principal Amount of your Notes on the Maturity Date, in addition to any Contingent Coupon due with respect to the Final Valuation Date and any accrued Unpaid Contingent Coupons that have not yet been paid

oIf the Final Value of the Least Performing Reference Asset is less than its Initial Value, you will suffer a loss on the Notes equal to the decrease in the level of the Least Performing Reference Asset from its Initial Value to its Final Value and you may lose up to 100% of the Principal Amount

￭The Notes do not guarantee interest and you may not receive any Contingent Coupons on the Notes

￭The Trade Date was August 19, 2026 and the Notes will settle on August 21, 2026 and will have a term of approximately 18 months, if not called prior to maturity

￭Minimum investment of $1,000 and integral multiples of $1,000 in excess thereof

￭CUSIP / ISIN: 06419TB31 / US06419TB319

￭See “Summary” beginning on page P-3 herein for additional information

All payments on the Notes will be made in cash. Any payment on your Notes is subject to the creditworthiness of the Bank.

Investment in the Notes involves certain risks. You should refer to “Additional Risks” beginning on page P-14 herein and “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

The initial estimated value of your Notes at the time the terms of your Notes were set on the Trade Date was $986.00 per $1,000 Principal Amount, which is less than the Original Issue Price of your Notes listed below. See “Additional Information Regarding Estimated Value of the Notes” on the following page and “Additional Risks — Risks Relating to Estimated Value and Liquidity” beginning on page P-17 of this document for additional information. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy.

	Per Note	Total
Original Issue Price(1)	100.00%	$10,000,000.00
Underwriting commissions(1)(2)	0.20%	$20,000.00
Proceeds to The Bank of Nova Scotia	99.80%	$9,980,000.00

(1)Notwithstanding the underwriting commission received by one or more third-party broker-dealers described below, certain registered investment advisers or fee-based advisory accounts unaffiliated with the Bank may have agreed to purchase Notes from a third-party broker-dealer at an Original Issue Price of at least $998.00 per Note and such third-party broker-dealer, with respect to such sales, may have agreed to forgo some or all of the underwriting discount otherwise described herein.

(2)Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, has agreed to purchase the Notes from us at the Principal Amount and, as part of the distribution of the Notes, has agreed to sell the Notes to other registered broker-dealers at a discount of $2.00 (0.20%) per Note. See “Supplemental Plan of Distribution (Conflicts of Interest)” herein.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying product supplement, underlier supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The Notes are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency of Canada, the United States or any other jurisdiction.

Pricing Supplement dated August 19, 2026

Scotia Capital (USA) Inc.

The Notes offered hereunder are unsubordinated and unsecured obligations of the Bank and are subject to investment risks including the credit risk of the Bank. As used in this pricing supplement, the “Bank,” “we,” “us” or “our” refers to The Bank of Nova Scotia. The Notes will not be listed on any U.S. securities exchange or automated quotation system.

The Notes are derivative products based on the price return of the Least Performing Reference Asset. All payments on the Notes will be made in cash. The Notes do not constitute a hypothetical direct investment in any of the Reference Assets or any of the constituent stocks of the Reference Assets (the “Reference Asset Constituents”). By acquiring the Notes, you will not have a direct economic or other interest in, claim or entitlement to, or any legal or beneficial ownership of, any Reference Asset Constituent or any rights as a holder of a Reference Asset Constituent, including without limitation, any voting rights or rights to receive any dividends or other distributions.

Our affiliate, SCUSA, may use this pricing supplement in market-making transactions in the Notes after their initial sale. Unless we, SCUSA or another of our affiliates selling such Notes to you informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

Additional Information Regarding Estimated Value of the Notes

On the cover page of this pricing supplement, the Bank has provided the initial estimated value for the Notes. The initial estimated value was determined by reference to the Bank’s internal pricing models, which take into consideration certain factors, such as the Bank’s internal funding rate on the Trade Date and the Bank’s assumptions about market parameters. For more information about the initial estimated value, see “Additional Risks — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the Notes are based on the Bank’s internal funding rate, which is the rate the Bank would pay to borrow funds through the issuance of similar market-linked notes, the underwriting discount and the costs associated with selling and structuring the Notes, including the economic terms of certain related hedging arrangements. Due to these factors, the Original Issue Price you pay to purchase the Notes is greater than the initial estimated value of the Notes. The Bank’s internal funding rate is typically lower than the rate the Bank would pay when it issues conventional fixed rate debt securities as discussed further under “Additional Risks — Risks Relating to Estimated Value and Liquidity — Neither the Bank’s nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities” herein. The Bank’s use of its internal funding rate reduces the economic terms of the Notes to you.

The value of your Notes at any time will reflect many factors and cannot be predicted; however, assuming that all relevant factors remain constant after the Trade Date, the price at which SCUSA may initially buy or sell the Notes in the secondary market, if any, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately 3 months after the Original Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes that we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Notes and/or any agreement we may have with SCUSA and/or other dealers participating in the offering of the Notes. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Original Issue Date based on changes in market conditions and other factors that cannot be predicted.

For additional information regarding the price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do), each based on SCUSA’s pricing models; see “Additional Risks — Risks Relating to Estimated Value and Liquidity — The price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your Notes”.

We urge you to read the “Additional Risks” beginning on page P-14 of this pricing supplement.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus, each filed with the SEC. See “Additional Terms of Your Notes” in this pricing supplement.

Issuer:	The Bank of Nova Scotia (the “Bank”)
Issue:	Senior Note Program, Series A
CUSIP / ISIN:	06419TB31 / US06419TB319
Type of Notes:	Callable Contingent Coupon Notes with Memory Coupon and Daily Close Monitoring Knock-In
Reference Assets:	As set forth in the following table:
	Reference Asset	Bloomberg Ticker	Initial Value	Contingent Coupon Barrier Value	Barrier Value
	Nasdaq-100 Index® (“NDX”)	NDX <Index>	29,426.02	19,126.91, which is 65% of its Initial Value	20,598.21, which is 70% of its Initial Value
	Russell 2000® Index (“RTY")	RTY <Index>	3,032.942	1,971.412, which is 65% of its Initial Value	2,123.059, which is 70% of its Initial Value
	EURO STOXX 50® Index (“SX5E”)	SX5E <Index>	6,444.46	4,188.90, which is 65% of its Initial Value	4,511.12, which is 70% of its Initial Value

Minimum Investment and Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Principal Amount:	$1,000 per Note; $10,000,000 in the aggregate
Original Issue Price:	100% of the Principal Amount of each Note
Trade Date:	August 19, 2026
Original Issue Date:

August 21, 2026

Delivery of the Notes will be made against payment therefor on the second DTC settlement day following the date of pricing of the Notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one DTC settlement day (“T+1”), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to one DTC settlement day before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in two DTC settlement days (T+2), to specify alternative settlement arrangements to prevent a failed settlement.

Final Valuation Date:	February 22, 2028
Maturity Date:	February 25, 2028
Contingent Coupon Observation Dates and Contingent Coupon Payment Dates:

The Contingent Coupon Observation Dates and Contingent Coupon Payment Dates are as follows:

Contingent Coupon Observation Date

Contingent Coupon Payment Date

September 21, 2026

September 24, 2026

October 19, 2026

October 22, 2026

November 19, 2026

November 24, 2026

December 21, 2026

December 24, 2026

January 19, 2027

January 22, 2027

February 19, 2027*

February 24, 2027

March 19, 2027*

March 24, 2027

April 19, 2027*

April 22, 2027

May 19, 2027*

May 24, 2027

June 21, 2027*

June 24, 2027

July 19, 2027*

July 22, 2027

August 19, 2027*

August 24, 2027

September 20, 2027*

September 23, 2027

October 19, 2027*

October 22, 2027

November 19, 2027*

November 24, 2027

December 20, 2027*

December 23, 2027

January 19, 2028*

January 24, 2028

Final Valuation Date

Maturity Date

* Such Contingent Coupon Observation Date is also a Call Observation Date

Contingent Coupon:

If the Bank does not elect to call the Notes and the Closing Value of each Reference Asset on any Contingent Coupon Observation Date is equal to or greater than its respective Contingent Coupon Barrier Value, you will receive a Contingent Coupon of $11.6667 per Note (equal to 14.00% per annum) on the related Contingent Coupon Payment Date, plus any Unpaid Contingent Coupons that have accrued and have not already been paid on a previous Contingent Coupon Payment Date.

If, however, the Bank does not elect to call the Notes and the Closing Value of any Reference Asset on any Contingent Coupon Observation Date prior to the Final Valuation Date is less than its Contingent Coupon Barrier Value, then the Contingent Coupon with respect to such Contingent Coupon Observation Date will not be payable on the related Contingent Coupon Payment Date and will instead become an “Unpaid Contingent Coupon”.

If the Final Value of any Reference Asset is less than its Contingent Coupon Barrier Value, then no Contingent Coupon will accrue or be payable with respect to the Final Valuation Date and you will not receive any Unpaid Contingent Coupons that may have accrued with respect to prior Contingent Coupon Observation Dates.

Contingent Coupons on the Notes are not guaranteed.

Issuer Call Feature:

The Bank may elect at its discretion, on or prior to any Call Observation Date, to call the Notes in whole, but not in part, regardless of the performance of the Reference Assets. If the Bank elects to call the Notes prior to maturity, you will receive a cash payment per Note on the Call Settlement Date equal to the Principal Amount of $1,000, plus (i) any Contingent Coupon otherwise payable on such date and (ii) any Unpaid Contingent Coupons that have accrued but not yet been paid. Following an issuer call, no further payments will be made on the Notes.

Call Observation Dates:	Each of the Contingent Coupon Observation Dates designated as a Call Observation Date under “Contingent Coupon Observation Dates and Contingent Coupon Payment Dates” above
Call Settlement Date:	With respect to a Call Observation Date, the Contingent Coupon Payment Date immediately following such Call Observation Date

Payment at Maturity:

If the Bank does not elect to call the Notes prior to maturity, you will receive on the Maturity Date a cash payment per Note that you hold (in each case, in addition to any Contingent Coupon and any Unpaid Contingent Coupons otherwise due), determined as follows:

￭If a Barrier Event has not occurred:

$1,000

￭If a Barrier Event has occurred:

oIf the Final Value of the Least Performing Reference Asset is equal to or greater than its Initial Value:

$1,000

oIf the Final Value of the Least Performing Reference Asset is less than its Initial Value:

$1,000 + ($1,000 × Reference Asset Return of Least Performing Reference Asset)

If the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of the Least Performing Reference Asset is less than its Initial Value, you will lose 1% of the Principal Amount of the Notes for each 1%

that the Final Value of the Least Performing Reference Asset is less than its Initial Value. You may lose up to 100% of the Principal Amount of your Notes.

Barrier Event:	A Barrier Event will be deemed to have occurred if the Closing Value of any Reference Asset is less than its Barrier Value on any Trading Day during the Monitoring Period.
Monitoring Period:	For each Reference Asset, the Monitoring Period will be each day from, but excluding, the Trade Date to, and including, the Final Valuation Date.
Reference Asset Return:	With respect to a Reference Asset, the performance of that Reference Asset from its Initial Value to its Final Value, calculated as follows: Final Value – Initial Value Initial Value
Least Performing Reference Asset:	The Reference Asset with the lowest Reference Asset Return
Closing Value:

With respect to each Reference Asset, as specified under “General Terms of the Notes — Determining the Value of the Reference Asset — Closing Value for a Reference Index” in the accompanying product supplement

Initial Value:	With respect to each Reference Asset, its Closing Value on the Trade Date, as set forth in the table above
Final Value:	With respect to each Reference Asset, its Closing Value on the Final Valuation Date
Barrier Value:	With respect to each Reference Asset, as set forth in the table above (in each case, rounded to the same number of decimal places as its Initial Value)
Contingent Coupon Barrier Value:	With respect to each Reference Asset, as set forth in the table above (in each case, rounded to the same number of decimal places as its Initial Value)
Market Disruption Events and other Postponements:

The Call Observation Dates, Contingent Coupon Observation Dates (including the Final Valuation Date) are subject to postponement, as described under “General Terms of the Notes—Market Disruption Events” in the accompanying product supplement

If a market disruption event occurs or is continuing with respect to a Reference Asset on any Trading Day during the Monitoring Period for any Reference Asset other than the Final Valuation Date, such day will be disregarded for purposes of the market disruption event provisions described under “General Terms of the Notes—Market Disruption Events” in the accompanying product supplement.

Adjustments to the Reference Asset:

The Reference Assets and the terms of the Notes, including without limitation the Initial Values, Closing Values, Final Values, Contingent Coupon Barrier Values and Barrier Values are subject to adjustment as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology” in the accompanying product supplement

Status:

The Notes will constitute direct, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). The Notes are not insured by the CDIC pursuant to the CDIC Act, the FDIC or any other government agency of Canada, the United States or any other jurisdiction.

Tax Redemption:

The Bank (or its successor) may redeem the Notes, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the Notes. See “Tax Redemption” in the accompanying product supplement.

Listing:	The Notes will not be listed on any securities exchange or quotation system
Terms Incorporated:	All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement

Business Day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”
Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Canadian Bail-in:	The Notes are not bail-inable debt securities under the CDIC Act

Investing in the Notes involves significant risks. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Additional Terms Of Your Notes

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the underlier supplement; fourth, the prospectus supplement; and last, the prospectus. The Notes may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein.

This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Additional Risk Factors Specific to the Notes” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

The Bank reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, the Bank will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case the Bank may reject your offer to purchase.

Investor Suitability

The Notes may be suitable for you if:

●You fully understand and accept the risks inherent in an investment in the Notes, including the risk that you may receive few or no Contingent Coupons over the term of the Notes and the risk that you may lose up to 100% of the Principal Amount of your Notes

●You understand and accept that your return on the Notes is limited to any Contingent Coupons received and that you will not participate in any appreciation of any of the Reference Assets, which may be significant

●You understand and accept that the Notes are not linked to a basket comprised of the Reference Assets, that you will be exposed to the individual market risk of each Reference Asset on each Trading Day during the Monitoring Period (including the Final Valuation Date) and that, if the Bank does not elect to call the Notes prior to maturity and a Barrier Event occurs, the Payment at Maturity will be based solely on the performance of the Least Performing Reference Asset, regardless of the performance of any other Reference Asset

●You do not seek an investment that produces fixed periodic interest payments or other non-contingent sources of current income and you are willing to forgo any dividends or other distributions on the Reference Asset Constituents

●You believe that the Closing Value of each Reference Asset on each Contingent Coupon Observation Date will be equal to or greater than its Contingent Coupon Barrier Value

●You believe that, if the Bank does not elect to call the Notes prior to maturity and a Barrier Event occurs, the Final Value of each Reference Asset will be equal to or greater than its Initial Value

●You understand and accept Contingent Coupons on the Notes are not guaranteed and that you may receive few or no Contingent Coupons over the term of the Notes

●You understand and accept that, if the Bank does not elect to call the Notes prior to maturity, you will lose some or all of your investment if a Barrier Event occurs and the Final Value of any Reference Asset is less than its Initial Value and, in such circumstances, your losses will not be mitigated or offset in any way by the more favorable performance of any other Reference Asset

●You understand and accept that the Bank may elect to call the Notes prior to maturity at its discretion and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield

●You are willing to accept the market risks associated with the Reference Assets

●You are willing to hold the Notes to maturity and accept that there may be little or no secondary market for the Notes

●You are willing to assume the credit risk of the Bank for all payments under the Notes, and understand that if the Bank defaults on its obligations you may not receive any amounts due to you, including any repayment of principal

The Notes may not be suitable for you if:

●You do not fully understand or are unwilling to accept the risks inherent in an investment in the Notes, including the risk that you may receive few or no Contingent Coupons and the risk that you may lose up to 100% of the Principal Amount of your Notes

●You do not fully understand or are unwilling to accept that the Notes are not linked to a basket comprised of the Reference Assets, that you will be exposed to the individual market risk of each Reference Asset on each Trading Day during the Monitoring Period (including the Final Valuation Date) and that, if the Bank does not elect to call the Notes prior to maturity and a Barrier Event occurs, the Payment at Maturity will be based solely on the performance of the Least Performing Reference Asset, regardless of the performance of any other Reference Asset

●You do not fully understand or are unwilling to accept that your return on the Notes is limited to any Contingent Coupons received, or you seek an investment that participates in any appreciation of the Reference Assets

●You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income and/or you prefer an investment that entitles you to receive dividends or distributions on the Reference Asset Constituents

●You believe that the Closing Value of at least one Reference Asset on one or more Contingent Coupon Observation Dates will be less than its Contingent Coupon Barrier Value or you are otherwise unwilling to accept the risk that you may receive few or no Contingent Coupons over the term of the Notes

●You believe that, if the Bank does not elect to call the Notes prior to maturity, a Barrier Event will occur (meaning that the Closing Value of at least one Reference Asset will be less than its Barrier Value on a Trading Day during the Monitoring Period) and the Final Value of at least one Reference Asset will be less than its Initial Value, and/or you are unwilling to accept that your losses in such circumstances will not be mitigated or offset by the more favorable performance of any other Reference Asset

●You are unwilling to accept the risk that the Bank may elect to call the Notes prior to maturity at its discretion

●You are unwilling to accept the market risks associated with the Reference Assets

●You are unable or unwilling to hold the Notes to maturity, or you seek an investment for which there will be a guaranteed secondary market

●You are unwilling to assume the credit risk of the Bank for all payments under the Notes

The investor suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review “Additional Risks” in this pricing supplement and the “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus for risks related to an investment in the Notes.

Hypothetical exAMPLES

The examples set out below are purely hypothetical and included for illustration purposes only. The actual Contingent Coupon, Initial Values, Contingent Coupon Barrier Values and Barrier Values were determined on the Trade Date and are set forth under “Summary” herein. The “Total Return on the Notes” and “total return”, as used in these examples, is the number, expressed as a percentage, that results from comparing the total amount paid per Note to $1,000. The numbers appearing in the following examples may have been rounded for ease of analysis. The following examples do not take into account any tax consequences from investing in the Notes.

Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of the Bank. If the Bank were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Key Terms and Assumptions
Hypothetical Initial Value of each Reference Asset:	100.00
Hypothetical Contingent Coupon Barrier Value of each Reference Asset:	65.00, which is 65.00% of the hypothetical Initial Value
Hypothetical Barrier Value of each Reference Asset:	70.00, which is 70.00% of the hypothetical Initial Value
Hypothetical Contingent Coupon:	$5.00 per Note on each Contingent Coupon Payment Date*

* The hypothetical Contingent Coupon used in these examples is purely hypothetical and has been chosen for illustrative purposes only. The actual Contingent Coupon for the Notes is set forth under “Summary” above.

Example 1: The Bank elects to call the Notes on the first potential Call Settlement Date.

Call Observation Date and/or Contingent Coupon Observation Date	Closing Value of Reference Asset A	Closing Value of Reference Asset B	Closing Value of Reference Asset C	Payment per Note on Related Payment Date
First through Fifth Contingent Coupon Observation Date	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all less than its Contingent Coupon Barrier Value)	$0.00
First Call Observation Date and Sixth Contingent Coupon Observation Date	65.00	55.00	115.00	$1,000.00 (Payment upon an Issuer Call)
Total payment (per Note):				$1,000.00 (0.00% total return on the Notes)

Because the Closing Value of at least one Reference Asset is less than its Contingent Coupon Barrier Value on each Coupon Observation Date prior to the sixth Contingent Coupon Observation Date, no Contingent Coupon will be payable on the corresponding Coupon Payment Dates. Because the Bank elects to call the Notes on the first potential Call Settlement Date (which is approximately 6 months after the Trade Date) and the Closing Value of at least one Reference Asset is less than its Contingent Coupon Barrier Value on the corresponding Coupon Observation Date, you will not receive any Contingent Coupon or any Unpaid Contingent Coupon and you will receive on such Call Settlement Date a cash payment per Note of $1,000.00 (the Principal Amount of your Notes), for a total return of 0.00% on the Notes. Following the applicable Call Settlement Date, no further payments will be made on the Notes.

Example 2: The Bank elects to call the Notes on the second potential Call Settlement Date.

Call Observation Date and/or Contingent Coupon Observation Date	Closing Value of Reference Asset A	Closing Value of Reference Asset B	Closing Value of Reference Asset C	Payment per Note on Related Payment Date
First through Sixth Contingent Coupon Observation Date (including the First Call Observation Date)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all less than its Contingent Coupon Barrier Value)	$0.00

Second Call Observation Date and Seventh Contingent Coupon Observation Date	70.00	65.00	115.00	$1,035.00 (Payment upon an Issuer Call plus Contingent Coupon and any Unpaid Contingent Coupons)
Total payment (per Note):				$1,035.00 (3.50% total return on the Notes)

Because the Closing Value of at least one Reference Asset is less than its Contingent Coupon Barrier Value on each of the first through the sixth Coupon Observation Dates, no Contingent Coupon will be payable on the corresponding Coupon Payment Dates. Because the Bank elects to call the Notes on the second potential Call Settlement Date (which is approximately 7 months after the Trade Date) and the Closing Value of each Reference Asset is equal to or greater than its Contingent Coupon Barrier Value on the corresponding Coupon Observation Date, you will receive on such Call Settlement Date a cash payment per Note of $1,035.00 (the Principal Amount of your Notes plus (i) the applicable Contingent Coupon and (ii) the Unpaid Contingent Coupon(s) with respect to the prior Contingent Coupon Observation Date(s)), for a total return of 3.50% on the Notes. Following the applicable Call Settlement Date, no further payments will be made on the Notes.

Example 3: The Bank does NOT elect to call the Notes prior to maturity and a Barrier Event has not occurred.

Call Observation Date and/or Contingent Coupon Observation Date	Closing Value of Reference Asset A	Closing Value of Reference Asset B	Closing Value of Reference Asset C	Payment per Note on Related Payment Date
First through Twelfth Call Observation Date (including First through Seventeenth Contingent Coupon Observation Date)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	$85.00
	Lowest Closing Level of Reference Asset A During Monitoring Period	Lowest Closing Level of Reference Asset B During Monitoring Period	Lowest Closing Level of Reference Asset C During Monitoring Period
	75.00	80.00	80.00
	Final Value of Reference Asset A	Final Value of Reference Asset B	Final Value of Reference Asset C
Final Valuation Date	150.00	80.00	85.00	$1,005.00 (Payment at Maturity plus Contingent Coupon and any Unpaid Contingent Coupons)
Total payment (per Note):				$1,090.00 (9.00% total return on the Notes)

Because the Bank does not elect to call the Notes prior to maturity, a Barrier Event has not occurred (meaning that the Closing Value of each Reference Asset was equal to or greater than its Barrier Value on each Trading Day during the Monitoring Period), the payment on the Maturity Date per Note is equal to $1,005.00 (the Principal Amount plus the applicable Contingent Coupon and any Unpaid Contingent Coupon(s) with respect to the prior Contingent Coupon Observation Date(s)). When added to the Contingent Coupon(s) received with respect to the prior Contingent Coupon Observation Dates, the Bank will have paid you a total of $1,090.00 per Note, for a total return of 9.00% on the Notes.

Example 4: The Bank does NOT elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of the Least Performing Reference Asset is equal to or greater than its Initial Value.

Call Observation Date and/or Contingent Coupon Observation Date	Closing Value of Reference Asset A	Closing Value of Reference Asset B	Closing Value of Reference Asset C	Payment per Note on Related Payment Date
First through Twelfth Call Observation Date (including First through Seventeenth Contingent Coupon Observation Date)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all less than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	$0.00
	Lowest Closing Level of Reference Asset A During Monitoring Period	Lowest Closing Level of Reference Asset B During Monitoring Period	Lowest Closing Level of Reference Asset C During Monitoring Period
	75.00	60.00	90.00
	Final Value of Reference Asset A	Final Value of Reference Asset B	Final Value of Reference Asset C
Final Valuation Date	150.00	105.00	115.00	$1,090.00 (Payment at Maturity plus Contingent Coupon and any Unpaid Contingent Coupons)
Total payment (per Note):				$1,090.00 (9.00% total return on the Notes)

Because the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred (meaning that the Closing Value of at least one Reference Asset was less than its Barrier Value on at least one Trading Day during the Monitoring Period) and the Final Value of the Least Performing Reference Asset is equal to or greater than its Initial Value and Contingent Coupon Barrier Value, the payment on the Maturity Date per Note is equal to $1,090.00 (the Principal Amount plus the applicable Contingent Coupon and any Unpaid Contingent Coupon(s) with respect to the prior Contingent Coupon Observation Date(s)), for a total return of 9.00% on the Notes.

Example 5: The Bank does NOT elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of the Least Performing Reference Asset is less than its Initial Value and the Final Value of each Reference Asset is equal to or greater than its Contingent Coupon Barrier Value.

Call Observation Date and/or Contingent Coupon Observation Date	Closing Value of Reference Asset A	Closing Value of Reference Asset B	Closing Value of Reference Asset C	Payment per Note on Related Payment Date
First through Twelfth Call Observation Date (including First through Seventeenth Contingent Coupon Observation Date)	Various (all less than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	$0.00
	Lowest Closing Level of Reference Asset A During Monitoring Period	Lowest Closing Level of Reference Asset B During Monitoring Period	Lowest Closing Level of Reference Asset C During Monitoring Period
	60.00	80.00	90.00
	Final Value of Reference Asset A	Final Value of Reference Asset B	Final Value of Reference Asset C
Final Valuation Date	70.00	120.00	90.00	$790.00 (Payment at Maturity plus Contingent Coupon and any Unpaid Contingent Coupons)
Total payment (per Note):				$790.00 (-21.00% total return on the Notes)

In this example, the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred (meaning that the Closing Value of at least one Reference Asset was less than its Barrier Value on at least one Trading Day during the Monitoring Period) and the Reference Asset Return for Reference Asset A, Reference Asset B and Reference Asset C are -30.00%, 20.00% and -10.00%, respectively. Because Reference Asset A has the lowest Reference Asset Return, Reference Asset A is the Least Performing Reference Asset.

Because the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of at least one Reference Asset is less than its Initial Value, the Payment at Maturity is $700.00 per Principal Amount of the Notes, calculated as follows:

$1,000 + ($1,000 × Reference Asset Return of Least Performing Reference Asset)

$1,000 + ($1,000 × -30.00%) = $700.00

Because the Final Value of each Reference Asset is equal to or greater than its Contingent Coupon Barrier Value, you will receive the Contingent Coupon with respect to the Final Valuation Date and any Unpaid Contingent Coupon(s) with respect to the prior Contingent Coupon Observation Date(s), for a total payment on the Maturity Date per Note equal to $790.00, a total return of -21.00% on the Notes.

Example 6: The Bank does NOT elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of the Least Performing Reference Asset is less than its Initial Value and the Final Value of at least one Reference Asset is less than its Contingent Coupon Barrier Value.

Call Observation Date and/or Contingent Coupon Observation Date	Closing Value of Reference Asset A	Closing Value of Reference Asset B	Closing Value of Reference Asset C	Payment per Note on Related Payment Date
First through Twelfth Call Observation Date (including First through Seventeenth Contingent Coupon Observation Date)	Various (all less than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	Various (all equal to or greater than its Contingent Coupon Barrier Value)	$0.00
	Lowest Closing Level of Reference Asset A During Monitoring Period	Lowest Closing Level of Reference Asset B During Monitoring Period	Lowest Closing Level of Reference Asset C During Monitoring Period
	40.00	70.00	90.00
	Final Value of Reference Asset A	Final Value of Reference Asset B	Final Value of Reference Asset C
Final Valuation Date	40.00	120.00	90.00	$400.00
Total payment (per Note):				$400.00 (-60.00% total return on the Notes)

In this example, the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred (meaning that the Closing Value of at least one Reference Asset was less than its Barrier Value on at least one Trading Day during the Monitoring Period) and the Reference Asset Return for Reference Asset A, Reference Asset B and Reference Asset C are -60.00%, 20.00% and -10.00%, respectively. Because Reference Asset A has the lowest Reference Asset Return, Reference Asset A is the Least Performing Reference Asset.

Because the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of at least one Reference Asset is less than its Initial Value and its Contingent Coupon Barrier Value, the Payment at Maturity is $400.00 per Principal Amount of the Notes, calculated as follows:

$1,000 + ($1,000 × Reference Asset Return of Least Performing Reference Asset)

$1,000 + ($1,000 × -60.00%) = $400.00

Examples 5 and 6 demonstrate that, if the Bank does not elect to call the Notes prior to maturity and if a Barrier Event has occurred and the Final Value of the Least Performing Reference Asset is less than its Initial Value, your investment in the Notes will be fully exposed to the negative performance of the Least Performing Reference Asset and you will lose some or all of the Principal Amount of the Notes. You will not benefit from the higher Reference Asset Return of any other Reference Asset.

ADDITIONAL RISKS

An investment in the Notes involves significant risks. In addition to the following risks included in this pricing supplement, we urge you to read “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and page 8 of the accompanying prospectus.

You should understand the risks of investing in the Notes and carefully consider with your advisors the suitability of the Notes in light of your particular financial circumstances and the information set forth in this pricing supplement and in the accompanying product supplement, underlier supplement, prospectus supplement and prospectus.

Risks Relating to Return Characteristics

Your investment in the Notes may result in a substantial loss

If the Bank does not elect to call the Notes prior to maturity, a Barrier Event has occurred and the Final Value of the Least Performing Reference Asset is less than its Initial Value, you will lose 1% of the Principal Amount of the Notes for each 1% that the Final Value of the Least Performing Reference Asset is less than its Initial Value. In such circumstances, your losses will not be mitigated or offset in any way by the more favorable performance of any other Reference Asset. You may lose up to 100% of the Principal Amount of your Notes.

A Barrier Event May Occur on Any Trading Day During the Monitoring Period, Including on the Final Valuation Date.

A Barrier Event will be deemed to have occurred if the Closing Value of any Reference Asset is less than its Barrier Value on any Trading Day during the Monitoring Period, which consists of each day from, but excluding, the Trade Date to, and including, the Final Valuation Date. Even if the Bank does not elect to call the Notes and a Barrier Event has not occurred prior to the Final Valuation Date, a Barrier Event will be deemed to have occurred if the Final Value of any Reference Asset is less than the Barrier Value on the Final Valuation Date. If a Barrier Event occurs and the Final Value of any Reference Asset is less than its Initial Value, you will lose 1% of the Principal Amount of the Notes for each 1% that the Final Value of the Least Performing Reference Asset is less than its Initial Value, and may lose up to 100% of the Principal Amount of your Notes.

Any potential positive return is limited to the Contingent Coupons; you may not receive any Contingent Coupons

The potential positive return on the Notes is limited to the Contingent Coupons, if any, that may be payable during the term of the Notes, and you will not participate in any appreciation in the value of any Reference Asset. If the Closing Value of any Reference Asset on any Contingent Coupon Observation Date prior to the Final Valuation Date is less than its Contingent Coupon Barrier Value, you will not receive a Contingent Coupon on the related Contingent Coupon Payment Date and you will receive the related Unpaid Contingent Coupon only if a Contingent Coupon becomes payable on a subsequent Contingent Coupon Payment Date. You will receive a Contingent Coupon with respect to the Final Valuation Date only if the Final Value of each Reference Asset is equal to or greater than its Contingent Coupon Barrier Value. Contingent Coupons are not guaranteed and you may receive no Contingent Coupons. If the Closing Value of any Reference Asset is less than its Contingent Coupon Barrier Value on each Contingent Coupon Observation Date, you will not receive any Contingent Coupons (including Unpaid Contingent Coupons), and will not receive a positive return, on the Notes. This non-payment of Contingent Coupons will generally correspond to a greater likelihood of receiving a Payment at Maturity that is less than the Principal Amount per Note.

The Contingent Coupon, Contingent Coupon Barrier Values and Barrier Values reflect, in part, the volatility of each Reference Asset and greater volatility generally indicates an increased risk of loss at maturity

Volatility is a measure of the frequency and magnitude of the movements of the price of an asset (or value of an index). The terms of the Notes, including the Contingent Coupon, Contingent Coupon Barrier Value and Barrier Value for each Reference Asset are based on a number of factors, including the expected volatility of the Reference Assets. The Contingent Coupon is higher than the fixed rate that we would pay on a conventional debt security of the same tenor and is higher than it otherwise would have been had the expected volatility of the Reference Assets, calculated as of the time the terms of the Notes are determined, been lower.

As volatility of a Reference Asset increases, there will typically be a greater likelihood that its Closing Value on one or more Contingent Coupon Observation Dates will be less than its Contingent Coupon Barrier Value and, as a consequence, indicates an increased risk of not receiving a Contingent coupon. In this scenario, because the Contingent Coupon Barrier Value of each Reference Asset is less than its Barrier Value, then the Closing Value will also be less than its Barrier Value, a Barrier Event will have occurred and, therefore, also indicates an increased risk of loss. All things being equal, this greater expected volatility will generally be reflected in a higher Contingent Coupon and/or a lower Barrier Value, which may indicate an increased risk of loss.

In addition, while the Contingent Coupon is set based on the expected volatility of the Reference Assets at the time the terms of the Notes are determined, the actual volatility of the Reference Assets over the term of the Notes may be significantly higher, and therefore you will face an even greater risk that you will not receive Contingent Coupons and/or that you will lose some or all of your principal at maturity.

The Notes are exposed to the market risk of each Reference Asset

The return on the Notes is not linked to a basket consisting of the Reference Assets, but is instead contingent on the performance of each Reference Asset. Unlike an instrument with a return linked to a basket of underlying securities or other assets, the determination as to whether a Contingent Coupon is payable on any Contingent Coupon Payment Date will be contingent on the performance of each individual Reference Asset on each Contingent Coupon Observation Date, and the Payment at Maturity will be determined based on whether the Closing Value of any Reference Asset is less than its Barrier Value on any Trading Day during the Monitoring Period and on the Final Value of the Least Performing Reference Asset. Poor performance by any Reference Asset over the term of the Notes will negatively affect your return and will not be offset or mitigated by a more favorable performance of any other Reference Asset. For example, if the Closing Value of any Reference Asset on a Contingent Coupon Observation Date is less than its Contingent Coupon Barrier Value, you will not receive the Contingent Coupon on the corresponding Contingent Coupon Payment Date, even if the Closing Values of the other Reference Assets on such Contingent Coupon Observation Date are equal to or greater than their respective Contingent Coupon Barrier Values. It is therefore more likely that you will not receive any Contingent Coupons over the term of the Notes than would have been the case had the Notes been linked to only one of the Reference Assets or a basket of the Reference Assets. Similarly, if the Bank does not elect to call the Notes prior to maturity, a Barrier Event occurs and the Final Value of any Reference Asset is less than its Initial Value, you will be fully exposed to the negative performance of the Least Performing Reference Asset, even if the other Reference Assets perform positively or do not decline as much as the Least Performing Reference Asset.

The Bank may elect at its discretion to call the notes prior to the Maturity Date and the Notes are subject to reinvestment risk

The Bank may elect at its discretion, on or prior to any Call Observation Date, to call the Notes as described under “Summary — Issuer Call Feature” herein. If the Bank makes such an election, no further payments will be owed to you under the Notes after the applicable Call Settlement Date. Therefore, because the Notes could be called as early as the first potential Call Settlement Date, the holding period could be limited. If the Bank does elect to call the Notes prior to maturity, the amount that you receive on the Notes could be less than if the Notes had remained outstanding until maturity, and you may not be able to reinvest any amounts received on the Notes at a comparable return for a similar level of risk. Furthermore, to the extent you are able to reinvest such proceeds in an investment with a comparable return for a similar level of risk, you may incur transaction costs built into the price of the new notes. The Issuer Call Feature may also adversely impact your ability to sell the Notes and the price at which they may be sold in the secondary market, if any.

It is more likely that the Bank will elect to call the Notes prior to maturity when the expected amounts payable on the Notes, including Contingent Coupon(s) and the Payment at Maturity, are greater than the amounts that would be payable in the market on other comparable instruments issued by the Bank with a similar maturity. Therefore, whether a Barrier Event has occurred may also be a factor that the Bank considers in making its election as to whether to call the Notes. The greater likelihood of the Bank calling the Notes in that environment increases the risk that you will not be able to reinvest the proceeds from the called Notes in an equivalent investment with a similar Contingent Coupon rate. the Bank is less likely to call the Notes prior to maturity when the expected amounts payable on the Notes, both Contingent Coupons and at maturity, are less than the amounts that would be payable in the market on other comparable instruments issued by the Bank with a similar maturity, which includes periods when the values of any of the Reference Assets are less than their respective Contingent Coupon Barrier Values and/or their Barrier Values. Therefore, the Notes are more likely to remain outstanding when the expected amount payable on the Notes is less than what would be payable on other comparable instruments and when your risk of not receiving a Contingent Coupon and/or the Principal Amount at maturity is relatively higher.

An Investment in Notes may be more sensitive to interest rate risk than an investment in notes with non-contingent sources of income and without a call feature at the option of the issuer

You will bear greater exposure to fluctuations in interest rates than if you purchased notes with non-contingent interest or coupon payments and/or without the option for the issuer to call such notes prior to maturity. In particular, you may be negatively affected if prevailing interest rates begin to rise and the Contingent Coupon rate is, therefore, less than the amount of interest you could earn on other investments with a similar level of risk available at such time. In addition, if you tried to sell your Notes at such time, the value of your Notes in any secondary market transaction would also be adversely affected. Conversely, in the event that prevailing interest rates are low relative to the Contingent Coupon rate and the Bank elects to call the Notes, there is a lower likelihood that you will be able to reinvest the proceeds from an investment in the Notes at a comparable rate of return for a similar level of risk.

While you are subject to the market risk of each Reference Asset on each Trading Day during the Monitoring Period, the amounts payable on the Notes are based on the value of the Reference Assets only on the Contingent Coupon Observation Dates (including the Final Valuation Date)

The determination of whether you will receive Contingent Coupons will be based solely on the Closing Values of the Reference Assets on each Contingent Coupon Observation Date (including the Final Valuation Date). Even if the value of a Reference Asset increases at any other time but then declines to a Closing Value on a Contingent Coupon Observation Date (including the Final Valuation Date) that is less than its Contingent Coupon Barrier Value, as applicable and/or you will not receive a

Contingent Coupon on the corresponding Contingent Coupon Payment Date (nor will you receive payment of any accrued Unpaid Contingent Coupons).

While you are subject to the market risk of each Reference Asset on each Trading Day during the Monitoring Period because a Barrier Event may occur, any Payment at Maturity will be calculated by reference to the Final Value of the Least Performing Reference Asset, which will be equal to the Closing Values of such Reference Asset on the Final Valuation Date. Any positive performance of a Reference Asset before or after the Final Valuation Date will not be taken into account. In the event that a Barrier Event occurs, the Final Value of the Least Performing Reference Asset may be less than its Initial Value (and, accordingly, the return on your Notes may be negative) even if the Closing Value of such Reference Asset is equal to or greater than its Initial Value on other days during the Monitoring Period. If the Bank does not elect to call the Notes prior to maturity, a Barrier Event occurs and the level of the Least Performing Reference Asset drops on the Final Valuation Date, the Payment at Maturity may be significantly less than it would have been had such payment been linked to the value of such Reference Asset at any time prior to such drop.

The Notes differ from conventional debt instruments

The Notes are not conventional notes or debt instruments. The Notes do not provide you with guaranteed interest payments as a conventional fixed-rate or floating-rate debt security with the same maturity would. The return that you will receive on the Notes may be less than the return you could earn on other investments. Even if your return is positive, your return may be less than the return you would earn if you bought a conventional interest-bearing senior debt security of the Bank.

Holding the Notes is not the same as holding the Reference Asset Constituents

Holding the Notes is not the same as holding the Reference Asset Constituents of any Reference Asset. For example, as a holder of the Notes, you will not be entitled to the voting rights or rights to receive dividends or other distributions or other rights that holders of any Reference Asset Constituents would enjoy.

Risks Relating to Characteristics of the Reference Assets

The Notes are subject to market risk associated with the Reference Assets

The return on the Notes is directly linked to the performance of the Reference Assets and indirectly linked to the performance of their Reference Asset Constituents. The value of a Reference Asset can rise or fall sharply due to factors specific to its Reference Asset Constituents as well as general market factors, such as general market volatility and levels, interest rates and economic, political and other conditions.

Investors should investigate the Reference Assets and the Reference Asset Constituents as if making a hypothetical direct investment in the Reference Asset Constituents

Investors should conduct their own diligence of the Reference Assets and Reference Asset Constituents as an investor would if it were making a hypothetical direct investment in the Reference Asset Constituents. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the Reference Assets or the Reference Asset Constituents. Furthermore, we cannot give any assurance that all events occurring prior to the Original Issue Date have been properly disclosed. Subsequent disclosure of any such events or the disclosure or failure to disclose material future events concerning the Reference Assets or the Reference Asset Constituents could affect any Payment at Maturity. Investors should not conclude that the sale by the Bank of the Notes is any form of investment recommendation by the Bank or any of its affiliates to invest in securities linked to the performance of the Reference Assets or the Reference Asset Constituents.

The Reference Assets reflect price return only and not total return

The return on your Notes is based on the performance of the Reference Assets, each of which reflects the changes in the market prices of its Reference Asset Constituents. The Reference Assets are not “total return” indices or strategies, which, in addition to reflecting those price returns, would also reflect dividends paid on the applicable Reference Asset Constituents. The return on your Notes will not include such a total return feature or dividend component.

The Bank cannot control actions by the sponsors of the Reference Assets and those sponsors have no obligation to consider your interests

The Bank and its affiliates are not affiliated with the sponsors of the Reference Assets and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of any Reference Asset. No such sponsor is involved in the Notes offering in any way or has any obligation to consider your interest as an owner of the Notes in taking any actions that might negatively affect the market value of, and return on, your Notes.

Past performance of the Reference Assets should not be taken as an indication of the future performance of the Reference Assets

The values of the Reference Assets have fluctuated in the past and may in the future experience significant fluctuations. The historical performance of a Reference Asset is not an indication of future performance. The historical correlation between Reference Assets is not an indication of the future correlation between them over the term of the Notes. The performance of the Reference Assets individually or in comparison over the term of the Notes may bear no relation or resemblance to the historical performance of any of the Reference Assets.

The Notes are subject to small-capitalization stock risks

The Notes are subject to risks associated with small-capitalization companies because the RTY is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the RTY may be more volatile than an index in which a greater percentage of its constituents are issued by large capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large capitalization companies and are more susceptible to adverse developments related to their products.

The Notes are subject to non-U.S. securities market risk

The Notes are subject to risks associated with non-U.S. securities markets, specifically that of the Eurozone because the SX5E is comprised of stocks of companies in the eurozone. An investment in securities, such as the Notes, linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

An investment in the Notes is subject to risks associated with the Eurozone

The SX5E is subject to risks associated with the Eurozone. The Eurozone has undergone and may again undergo severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Increased financial stress, or political, legal or regulatory changes in the Eurozone may cause the USD/EUR exchange rate (and the exchange rate between the Euro and other currencies) to become significantly more volatile than it has been in the past. There is also a possibility that one or more Eurozone countries may cease to use the euro, which could also adversely affect the exchange rate between the euro and other currencies and potentially the convertibility of the euro in such countries. There is also the possibility that the euro may cease to exist or the USD/EUR exchange rate may otherwise become unavailable. If these events were to happen, the closing level of the SX5E and the value of, and any amount payable on, the Notes could be adversely affected.

The level of the SX5E will not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect the SX5E

Although the SX5E Constituent Stocks are traded in euros, the Notes are denominated in U.S. dollars, and the calculation of the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the level of the SX5E and therefore, the market value of, and any amount payable on, the Notes. In addition, you will not benefit from any appreciation of the euro relative to the U.S. dollar, which you would have had you owned the SX5E Constituent Stocks directly. The amount we pay in respect of the Notes on the maturity date will be determined solely in accordance with the procedures described herein and in “General Terms of the Notes” in the accompanying product supplement.

Risks Relating to Estimated Value and Liquidity

The Bank’s initial estimated value of the Notes at the time of pricing (when the terms of your Notes were set on the Trade Date) is lower than the Original Issue Price of the Notes

The Bank’s initial estimated value of the Notes is only an estimate. The Original Issue Price of the Notes exceeds the Bank’s initial estimated value. The difference between the Original Issue Price of the Notes and the Bank’s initial estimated value reflects costs associated with selling and structuring the Notes, as well as hedging its obligations under the Notes.

Neither the Bank’s nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities

The Bank’s initial estimated value of the Notes and SCUSA’s estimated value of the Notes at any time are determined by reference to the Bank’s internal funding rate. The internal funding rate used in the determination of the estimated value of the Notes generally represents a discount from the credit spreads for the Bank’s conventional fixed-rate debt securities and the borrowing rate the Bank would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, the Bank’s view of the funding value of the Notes as well as the higher issuance, operational and ongoing liability management costs of the Notes in comparison to those costs for the Bank’s conventional fixed-rate debt. If the interest rate implied by the credit spreads for the Bank’s conventional fixed-rate debt securities, or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities were to be used, the Bank would expect the economic terms of the Notes to be more favorable to you. Consequently, the use of an internal funding rate for the Notes increases the estimated value of the Notes at any time and has an adverse effect on the economic terms of the Notes.

The Bank’s initial estimated value of the Notes does not represent future values of the Notes and may differ from others’ (including SCUSA’s) estimates

The Bank’s initial estimated value of the Notes was determined by reference to its internal pricing models when the terms of the Notes were set. These pricing models consider certain factors, such as the Bank’s internal funding rate on the Trade Date, the expected term of the Notes, market conditions and other relevant factors existing at that time, and the Bank’s assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Notes that are different, and perhaps materially lower, from the Bank’s initial estimated value. Therefore, the price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) may be materially lower than the Bank’s initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

The price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your Notes

SCUSA’s estimated value of the Notes is determined by reference to its pricing models and takes into account the Bank’s internal funding rate. Assuming that all relevant factors remain constant after the Trade Date, the price at which SCUSA would initially buy or sell your Notes in the secondary market (if SCUSA makes a market, which it is not obligated to do) may exceed SCUSA’s estimated value of your Notes as of the Trade Date. As agreed by SCUSA and/or other dealers participating in the offering of the Notes, this excess is expected to decline to zero over the period specified under “Additional Information Regarding Estimated Value of the Notes” herein. Thereafter, if SCUSA buys or sells your Notes, it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your Notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your Notes by reference to the Bank’s credit spreads or the borrowing rate the Bank would pay for its conventional fixed-rate debt securities (as opposed to the Bank’s internal funding rate), the price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally the Bank’s internal funding rate, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Notes determined by reference to SCUSA’s models, taking into account the Bank’s internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price at which the Notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased” herein.

In addition to the factors discussed above, the value and quoted price of your Notes at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Notes, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in the Bank’s creditworthiness or perceived creditworthiness. These changes may adversely affect the value of your Notes, including the price you may receive for your Notes in any market making transaction. To the extent that SCUSA makes a market in the Notes, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, the Bank’s right to call the Notes prior to maturity and the Barrier Event feature may adversely impact your ability to sell your Notes in the secondary market. For instance, it may be more difficult to sell your Notes prior to maturity if a Barrier Event has occurred. If you sell your Notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Notes in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your Notes at any price and, in this regard, SCUSA is not obligated to make a market in the Notes. See “— The Notes lack liquidity” herein.

The price at which the Notes may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased

The price at which the Notes may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the value of the Reference Assets over the full term of the Notes, (ii) volatility of the Reference Assets and the market’s perception of future volatility of the Reference Assets, (iii) the correlation among the Reference Assets, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads and (vi) the time remaining to maturity. In particular, because the provisions of the Notes relating to the Payment at Maturity and the Contingent Coupon feature behave like options, the value of the Notes will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated values of the Reference Assets and other relevant factors, the market value of the Notes may decrease and you may receive substantially less than 100% of the issue price if you sell your Notes prior to maturity.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

The Notes lack liquidity

The Notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Notes. SCUSA and any other affiliates of the Bank may, but are not obligated to, make a market in the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which SCUSA is willing to purchase the Notes from you. If at any time SCUSA does not make a market in the Notes, it is likely that there would be no secondary market for the Notes. Accordingly, you should be willing to hold your Notes to maturity.

Risks Relating to Hedging Activities and Conflicts of Interest

There are potential conflicts of interest between you and the Calculation Agent

Scotia Capital Inc., the Calculation Agent, is one of our affiliates. In performing its duties, the economic interests of the Calculation Agent are potentially adverse to your interests as an investor in the Notes. The Calculation Agent is under no obligation to consider your interests as a holder of the Notes in taking any actions that might affect the values of the Reference Assets or the value of, and return on, the Notes. Moreover, we may elect to call the Notes pursuant to the Issuer Call feature. If we do elect to call the Notes prior to maturity, such decision may be based on factors that make an Issuer Call at that time less favorable to you.

Hedging activities by the Bank and SCUSA may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes

The Bank, SCUSA or one or more of our other affiliates has hedged or expects to hedge the obligations under the Notes by purchasing futures and/or other instruments linked to the Reference Assets or one or more Reference Asset Constituents. The Bank, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the Reference Assets or one or more Reference Asset Constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the Final Valuation Date.

The Bank, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked notes whose returns are linked to changes in the value or price of a Reference Asset or the Reference Asset Constituents. Any of these hedging activities may adversely affect the value of a Reference Asset and, therefore, the market value of, and return on, the Notes. Further, the Bank is less likely to call the Notes when the Closing Value of any Reference Asset is less than its Contingent Coupon Barrier Value and, therefore, any hedging activities that adversely affect the value of a Reference Asset may also diminish the probability of the Bank calling the Notes.

The Bank, SCUSA and/or our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which may include issuers of the Reference Asset Constituents and the market activities by the Bank, SCUSA and/or our other affiliates for our own account or for our clients could negatively impact investors in the Notes

We, SCUSA and/or our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Notes or other securities that we have issued), the Reference Asset Constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our own accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the value of one or more Reference Assets and/or the value of the Notes. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, and/or the issuers of the Reference Asset Constituents, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the value of one or more Reference Assets and the market for your Notes, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the Notes.

You should expect that we, SCUSA and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Notes or other securities that we may issue, the Reference Asset Constituents or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Notes. In addition, in connection with these activities, certain personnel within the Bank, SCUSA and/or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Notes.

We, SCUSA and/or our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Notes or other securities that we may issue, the Reference Asset Constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Notes should expect that the Bank, SCUSA and/or our other affiliates offer securities, financial instruments, and other products that may compete with the Notes for liquidity or otherwise.

Risks Relating to General Credit Characteristics

Your investment is subject to the credit risk of the Bank

The Notes are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, prospectus supplement and product supplement, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any Contingent Coupons and the payment upon an issuer call or at maturity, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the Notes and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the Notes. If you sell the Notes prior to maturity, you may receive substantially less than the Principal Amount of your Notes.

Risks Relating to Canadian and U.S. Federal Income Taxation

Uncertain tax treatment

Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Information Regarding The Reference AssetS

Nasdaq-100 Index®

We have derived all information contained herein regarding the NDX, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, Nasdaq, Inc. (its “sponsor”), and/or its affiliates.

The NDX includes 100 of the largest domestic and international non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. Please see “Indices — The Nasdaq-100® Index” in the accompanying underlier supplement for additional information regarding the NDX, its sponsor and our license agreement with respect to the NDX. Additional information regarding the NDX, including its sectors, sector weightings and top constituents, may be available on its sponsor’s website.

Historical Information

We obtained the information regarding the historical performance of the NDX in the graph below from Bloomberg Professional Service® (“Bloomberg”). The graph below illustrates the performance of the NDX from January 1, 2021 through August 19, 2026. The dotted lines represent its Contingent Coupon Barrier Value of 19,126.91 and its Barrier Value of 20,598.21, which are equal to 65.00% and 70.00%, respectively, of its Initial Value.

The historical performance of a Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Value of a Reference Asset on any Trading Day during the term of the Notes. We cannot give you assurance that the performance of a Reference Asset will result in any positive return on your investment in the Notes. Past performance of a Reference Asset is not indicative of its future performance.

Historical Performance of the Nasdaq-100 Index®

35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

Russell 2000® Index

We have derived all information contained herein regarding the RTY, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE Russell (its “sponsor”), and/or its affiliates.

The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. It includes the stocks of approximately 2,000 of the smallest companies that form the Russell 3000® Index, which is comprised of approximately 3,000 of the largest U.S. companies. Please see “Indices — The Russell 2000® Index” in the accompanying underlier supplement for additional information regarding the RTY its sponsor and our license agreement with respect to the RTY. Additional information regarding the RTY, including its sectors, sector weightings and top constituents, may be available on the sponsor’s website.

Historical Information

We obtained the information regarding the historical performance of the RTY in the graph below from Bloomberg. The graph below illustrates the performance of the RTY from January 1, 2021 through August 19, 2026. The dotted lines represent its Contingent Coupon Barrier Value of 1,971.412 and its Barrier Value of 2,123.059, which are equal to 65.00% and 70.00%, respectively, of its Initial Value.

The historical performance of a Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Value of a Reference Asset on any Trading Day during the term of the Notes. We cannot give you assurance that the performance of a Reference Asset will result in any positive return on your investment in the Notes. Past performance of a Reference Asset is not indicative of its future performance.

Historical Performance of the Russell 2000® Index

3,500
3,000
2,500
2,000
1,500
1,000
500
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

EURO STOXX 50® Index

We have derived all information contained herein regarding the SX5E, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (its “sponsor”), and/or its affiliates.

The SX5E is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the SX5E trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the SX5E, the sponsor and our license agreement with respect to the SX5E. Additional information regarding the SX5E, including its sectors, sector weightings and top constituents, may be available on the sponsor’s website.

Historical Information

We obtained the information regarding the historical performance of the SX5E in the graph below from Bloomberg. The graph below illustrates the performance of the SX5E from January 1, 2021 through August 19, 2026. The dotted lines represent its Contingent Coupon Barrier Value of 4,188.90 and its Barrier Value of 4,511.12, which are equal to 65.00% and 70.00%, respectively, of its Initial Value.

The historical performance of a Reference Asset should not be taken as an indication of its future performance, and no assurance can be given as to the Closing Value of a Reference Asset on any Trading Day during the term of the Notes. We cannot give you assurance that the performance of a Reference Asset will result in any positive return on your investment in the Notes. Past performance of a Reference Asset is not indicative of its future performance.

Historical Performance of the EURO STOXX 50® Index

7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

Material Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be a deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the Notes, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Notes as prepaid derivative contracts with respect to the Reference Assets. You further agree to include any Contingent Coupon that is paid by the Bank (including on the Maturity Date or Call Settlement Date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Under this treatment, you should generally recognize capital gain or loss upon the taxable disposition (including cash settlement) of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a Contingent Coupon or any amount attributable to any accrued but unpaid Contingent Coupon) and the amount you paid for your Notes. Such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (and, otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your Notes prior to a Contingent Coupon Payment Date, but that could be attributed to an expected Contingent Coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization, such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Section 1297. We will not attempt to ascertain whether the issuer of any Reference Asset Constituent would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a note. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Except to the extent otherwise required by law, the Bank intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently, possibly in excess of any Contingent Coupons received by such holders, and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.

Non-U.S. Holders. The U.S. federal income tax treatment of the Contingent Coupons is unclear. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, we currently do not intend to treat Contingent Coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on Contingent Coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether the issuer of any Reference Asset Constituent would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Notes as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the Reference Assets and our determination that the Notes are not “delta-one” with respect to the Reference Assets or any Reference Asset Constituents, our special U.S. tax counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Notes are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting a Reference Asset, any Reference Asset Constituents or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if you enter, or have entered, into certain other transactions in respect of a Reference Asset, any Reference Asset Constituents or the Notes. If you enter, or have entered, into other transactions in respect of a Reference Asset, any Reference Asset Constituents or the Notes, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your Notes in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of the Bank and those of the issuers of the Reference Asset Constituents).

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, SCUSA, an affiliate of the Bank, has agreed to purchase the Notes from the Bank at the Principal Amount and, as part of the distribution of the Notes, has agreed to sell the Notes to other registered broker-dealers at the discount per Note indicated on the cover hereof. The Notes were offered to the public at the Original Issue Price specified on the cover hereof, provided that certain registered investment advisers or fee-based advisory accounts unaffiliated with the Bank may have agreed to purchase Notes from a third-party broker-dealer at an Original Issue Price of at least $998.00 per Note and such third-party broker-dealer, with respect to such sales, may have agreed to forgo some or all of the underwriting discount otherwise described herein.

SCUSA and our other affiliates may use the accompanying product supplement to which this pricing supplement relates in market-making transactions after the initial sale of the Notes. While SCUSA may make markets in the Notes, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See the section titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the Notes includes costs that the Bank, SCUSA or one or more of our other affiliates expect to incur and profits that the Bank, SCUSA or one or more of our other affiliates expect to realize in connection with hedging activities related to the Notes, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the Notes. As a result, subject to the temporary period discussed above under “Additional Information Regarding Estimated Value of the Notes”, you may experience an immediate and substantial decline in the market value of your Notes on the Original Issue Date.

Conflicts of Interest

SCUSA is an affiliate of the Bank and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, the Bank will receive the gross proceeds from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. SCUSA is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

SCUSA and our other affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. SCUSA and our other affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Bank, for which they received or will receive customary fees and expenses. In the ordinary course of their various business activities, SCUSA and our other affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Bank. SCUSA and our other affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Prohibition of Sales to EEA Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of Sales to United Kingdom Retail Investors

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to the Bank. The Notes are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

VALIDITY OF THE NOTES

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to the Bank, when the Notes offered by this pricing supplement have been executed and issued by the Bank and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Notes will be valid and binding obligations of the Bank, enforceable against the Bank in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for the Bank, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Notes, authentication of the Notes and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the Notes has been duly authorized by all necessary corporate action of the Bank in conformity with the Indenture, and when the Notes have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the Notes will be validly issued and, to the extent validity of the Notes is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to the Bank’s Form F-3 filed with the SEC on October 9, 2024.